Exhibit 10(ccc)

--------------------------------------------------------------------------------
AWARD/CONTRACT     1. THIS CONTRACT IS A RATED ORDER     RATING    PAGE OF PAGES
                      UNDER DPAS (15 CFR 350)                        1      20
--------------------------------------------------------------------------------
2. CONTRACT (Proc. Inst. Ident.) NO.    3. EFFECTIVE DATE
   DAMD17-03-C-0040                                     01 Jan 2003
--------------------------------------------------------------------------------
4. REQUISITION/PURCHASE REQUEST/PROJECT NO.
   W23RYX-2331-N643
--------------------------------------------------------------------------------
5. ISSUED BY             CODE DAMD17    6. ADMINISTERED BY           CODE
                              ----------   (If other than Item 5.)        ------
USA MED RESEARCH ACQ ACTIVITY
DIRECTOR  820 CHANDLER STREET              See Item 5
FORT DETRICK MD 21702-5014

--------------------------------------------------------------------------------
7. NAME AND ADDRESS OF CONTRACTOR       8. DELIVERY
   (No., street, city, country, state      |_| FOB ORIGIN  |X| OTHER (See below)
   and zip code)                        ----------------------------------------
                                        9. DISCOUNT FOR PROMPT PAYMENT
SIGA TECHNOLOGIES INC.
DENNIS E. HRUBY, PH.D.                  Net 30 Days
4575 SW RESEARCH WAY
SUITE 230                               ----------------------------------------
CORVALLIS OR 97333                      10. SUBMIT INVOICES   1   ITEM

                                        (4 copies unless
                                        otherwise specified)          Block 12
----------------------------------------TO THE ADDRESS
CODE 1V4X4               FACILITY CODE  SHOWN IN:
--------------------------------------------------------------------------------
11. SHIP TO/MARK FOR     CODE           12. PAYMENT WILL BE MADE BY  CODE HQ0345
                              ----------                                  ------
USA MED RESEARCH AND MATERIELCOM        DEFENSE FINANCE AND ACCOUNTING SERVICE
ACQUILINE TEST A                        DFAS-SA/FPA  500 MCCULLOUGH AVENUE
COMMANDER USAMRMC  ATTN:MCMR-RMI-S      PHONE: 888-478-5636
BLDG 504XX                              SAN ANTONIO TX 78215-2100
FORT DETRICK MD 21702

--------------------------------------------------------------------------------
13. AUTHORITY FOR USING OTHER THAN      14. ACCOUNTING AND APPROPRIATION DATA
    FULL AND OPEN COMPETITION:
|_| 10 U.S.C. 2304(c)( )                See Schedule
|_| 41 U.S.C. 253(c)( )
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
15A. ITEM NO.   15B. SUPPLIES/SERVICES   15C. QUANTITY   15D. UNIT   15E. UNIT PRICE   15F. AMOUNT
------------------------------------------------------------------------------------------------------
                     SEE SCHEDULE

------------------------------------------------------------------------------------------------------
                                                         15G. TOTAL AMOUNT OF CONTRACT   $1,640,883.00
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             16. TABLE OF CONTENTS
--------------------------------------------------------------------------------
(X)  SEC.                         DESCRIPTION                            PAGE(S)
--------------------------------------------------------------------------------
                              PART 1 - THE SCHEDULE
--------------------------------------------------------------------------------
X     A     SOLICITATION/CONTRACT FORM                                   1
--------------------------------------------------------------------------------
X     B     SUPPLIES OR SERVICES AND PRICES/COSTS                        2
--------------------------------------------------------------------------------
X     C     DESCRIPTION/SPECS./WORK STATEMENT                            3 - 9
--------------------------------------------------------------------------------
      D     PACKAGING AND MARKING
--------------------------------------------------------------------------------
X     E     INSPECTION AND ACCEPTANCE                                    10
--------------------------------------------------------------------------------
X     F     DELIVERIES OR PERFORMANCE                                    11 - 15
--------------------------------------------------------------------------------
X     G     CONTRACT ADMINISTRATION DATA                                 16 - 17
--------------------------------------------------------------------------------
      H     SPECIAL CONTRACT REQUIREMENTS
--------------------------------------------------------------------------------
                           PART II - CONTRACT CLAUSES
--------------------------------------------------------------------------------
X     I     CONTRACT CLAUSES                                             18 - 20
--------------------------------------------------------------------------------
          PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACHMENTS
--------------------------------------------------------------------------------
      J     LIST OF ATTACHMENTS
--------------------------------------------------------------------------------
                   PART IV - REPRESENTATIONS AND INSTRUCTIONS
--------------------------------------------------------------------------------
      K     REPRESENTATIONS, CERTIFICATIONS AND
            OTHER STATEMENTS OF OFFERORS
--------------------------------------------------------------------------------
      L     INSTRS., CONDS., AND NOTICES TO OFFERORS
--------------------------------------------------------------------------------
      M     EVALUATION FACTORS FOR AWARD
--------------------------------------------------------------------------------
         CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE
--------------------------------------------------------------------------------
17. |_| CONTRACTOR'S NEGOTIATED AGREEMENT Contractor is required to sign this
document and return   copies to issuing office.) Contractor agrees to furnish
and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract,
(b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein.
(Attachments are listed herein.)
--------------------------------------------------------------------------------
18. |_| AWARD  (Contractor is not required to sign this document.) Your offer on Solicitation Number ________________ including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.
--------------------------------------------------------------------------------
19A. NAME AND TITLE OF SIGNER           20A. NAME AND TITLE OF CONTRACTING
     (Type or print)                         OFFICER
                                        PATRICIA K. NELSON/CONTRACTING OFFICER
                                        TEL: 301-619-2702
                                        EMAIL: patricia.nelson@amedd.army.mi
--------------------------------------------------------------------------------
19B. NAME OF CONTRACTOR                 19C. DATE SIGNED


BY _____________________________________
(Signature of person authorized to sign)
--------------------------------------------------------------------------------
20B. UNITED STATES OF AMERICA           20C. DATE SIGNED


BY /s/ Patricia K. Nelson                    12-Dec-2002
  --------------------------------------
  (Signature of Contracting Officer)
--------------------------------------------------------------------------------
NSN 7540-01-152-8069                 26-107         STANDARD FORM 26 (REV. 4-85)

PREVIOUS EDITION UNUSABLE    GPO 1985 O - 469-794   Prescribed by GSA
                                                    FAR (48 CFR) 53.214(a)

                                                                DAMD17-03-C-0040

        Section B - Supplies or Services and Prices


ITEM NO SUPPLIES/SERVICES       QUANTITY        UNIT    UNIT PRICE      AMOUNT

001

        COST
        Research Proposal entitled, "SmallPox Antiviral Drug"
        PURCHASE REQUEST NUMBER:  W23RYX-2331-N643

                                                ESTIMATED COST     $1,640,883.00
        ACRN AA Funded Amount                                        $364,642.00

   FOB: Destination

                                                                DAMD17-03-C-0040

Section C - Description and Specifications

STATEMENT OF WORK
The contractor shall furnish the necessary equipment, personnel, facilities, and supplies necessary to conduct studies on the research proposal entitled, "Smallpox AntiViral Drug" in accordance with Section C, the contractor's statement of work on pages 4-5 of the research proposal dated 15 May 2002 and the revised budget dated 22 November 2002, which are incorporated herein by reference.

TERM OF CONTRACT: 1 January 2003-31 May 2007 (Research to be completed by 31 December 2006).

AMOUNT ALLOTTED TO CONTRACT TO DATE: $364,642

TOTAL AMOUNT OF CONTRACT: $1,640,883

PRINCIPAL INVESTIGATOR: Dr. Dennis E. Hruby

TYPE OF CONTRACT: Cost Price Contract


CLAUSES INCORPORATED BY FULL TEXT


REPRESENTATIONS AND CERTIFICATIONS (MAR 1999) (USAMRAA)

The representations, certifications, and other statements submitted by the contractor, dated 22 November 2002, are incorporated herein by reference.



PRINCIPAL INVESTIGATOR (MAR 1999) (USAMRAA)

The Principal Investigator for this contract is Dennis R. Hruby. This individual shall be continuously responsible for the conduct of the research project. The contractor shall obtain the Contracting Officer's approval to change the Principal Investigator or to continue the research work during a continuous period in excess of three months without the participation of an approved Principal Investigator. This contract is based on the Principal Investigator devoting 10% of effort to the project over the term of the contract. The contractor shall advise the Contracting Officer if the Principal Investigator will, or plans to, devote substantially less effort to the work than estimated in the contractor's proposal. A curriculum vitae shall be provided for professional associates added to the research project or substituted during the course of work.




USE OF TECHNICAL REFERENCE FACILITY (MAR 1999) (USAMRAA)

The contractor agrees to use, to the extent practical, the technical reference facilities of the Defense Technical Information Center, 8725 John J. Kingman Road, Suite 0944, Fort Belvoir, VA 22060-6218 for the purpose of surveying existing knowledge and avoiding needless duplication of scientific and engineering effort and the expenditure thereby represented. All other sources, whether or not Government controlled, shall be consulted for the same purpose.

                                                                DAMD17-03-C-0040

INVESTIGATING AND REPORTING POSSIBLE SCIENTIFIC MISCONDUCT (MAR 1999) (USAMRAA)

a. "Misconduct" or "Misconduct in Science" is defined as fabrication, falsification, plagiarism, or other practices that seriously deviate from those that are commonly accepted within the scientific community for proposing, conducting or reporting research. It does not include honest error or honest differences in interpretations or judgments of data.
b. Contractors shall foster a research environment that prevents misconduct in all research and that deals forthrightly with possible misconduct associated with research for which U.S. Army Medical Research and Materiel Command funds have been provided or requested.
c. The contractor agrees to:
(1) Establish and keep current an administrative process to review, investigate, and report allegations of misconduct in science in connection with research conducted by the contractor,
(2) Comply with its own administrative process;
(3) Inform its scientific and administrative staff of the policies and procedures and the importance of compliance with those policies and procedures;
(4) Take immediate and appropriate action as soon as misconduct on the part of employees or persons within the organization's control is suspected or alleged; and
(5) Report to the Administrative Contracting Officer (ACO) a decision to initiate an investigation into possible scientific misconduct.
d. The contractor is responsible for notifying the ACO of appropriate action taken if at any stage of an inquiry or investigation any of the following conditions exist:
(1) An immediate health hazard is involved;
(2) There is an immediate need to protect Federal funds or equipment;
(3) A probability exists that the alleged incident will be reported publicly; or
(4) There is a reasonable indication of possible criminal violation.


EMERGENCY COORDINATION AND REPORTING (BDRP) (MAR 1999) (USAMRAA)

a. The contractor shall review the Emergency Response Plan/Safety Program Plan annually, during the month of July, in consultation with each participating external support agency. The Emergency Response Plan shall be formally revised, where necessary, to incorporate current emergency support requirements. The revised Emergency Response Plan (with the agreements for emergency support as appendices) shall be formalized in writing. A copy of the revision shall be retained in your organizational safety office.
b. The contractor shall submit a letter report documenting the outcome of the annual review of its Emergency Response Plan. The report shall include the dates of the annual review and coordination, and shall identify and describe all provisions that represent changes to the initial Emergency Response Plan or the previous year's annual report. The report shall be submitted no later than August 1 of each year, beginning with the first August during the performance of your contract.
c. All reports identified in this provision shall be submitted to the following address:
U.S. Army Medical Research and Materiel Command
ATTN: MCMR-RCQ-S
504 Scott Street
Fort Detrick, Maryland 21702-5012




ETIOLOGIC AGENTS--BIOLOGICAL DEFENSE RESEARCH PROGRAM (MAR 1999) (USAMRAA)

a. For purpose of this contract etiologic agent--biological defense program is defined as: any viable microorganism, or its toxin which causes or may cause human disease, including those agents listed in 42 CFR 723 of the Department of Health and Human Services regulations, and any agent of biological origin that poses a degree of

                                                                DAMD17-03-C-0040
hazard to those agents and is further identified by the U.S. Army as a threat agent. The contractor shall comply with the following when working with etiologic agents:

1. 29 Code of Federal Regulations 1910

2. Occupational Health Standards, and the U.S. Department of Health and Human Services (DHHS)

3. DHHS Publication No. 93-8395, Biosafety in Microbiological and Biomedical Laboratories, 1993, as amended

4. 32 CFR 626 Biological Defense Safety Program

5. 32 CFR 627 Biological Defense Safety Program b. Etiologic agents shall be packaged, labeled, shipped, and transported in accordance with applicable Federal, state and local laws and regulations, to include:

1. 42 CFR 72 (Interstate Shipment of Etiologic Agents)

2. 49 CFR 172 and 173 (Department of Transportation)

3. 9 CFR 122 (USDA Restricted Animal Pathogens)

4. International Air Transport Association Dangerous Goods Regulations.

5. The United States Postal Service shall not be used for transportation of BDRP activities involving etiologic agents.




CONTRACTOR SAFETY AND REPORTING (BDRP) (MAR 1999) (USAMRAA)

a. The contractor shall operate under established safety programs for all biosafety levels of work as identified in the Safety Program Plan, which is incorporated in this contract. These safety programs shall ensure that personnel, facilities, and the environment are protected from accidents and hazardous exposures.
b. The contractor shall conduct this contract work under established operating procedures which ensure that all individuals who have access to areas for storage, handling, and disposal of etiologic agents are trained and are thoroughly familiar with safety requirements. Such procedures shall assure full compliance with the regulatory standards cited above.
c. The contractor shall conduct an inspection and report the results of all required biosafety inspections for all Research, Development, Test, or Evaluation work in accordance with the below listed timeframes. As a minimum the safety inspections shall address those factors identified in the Safety Program Plan.
1. For Biosafety Level (BL) 1 and 2:
Time               Inspector
Preaward             Government designated Biosafety
Officer
Quarterly          First line supervisor
Annual               Contractor safety personnel
2. For Biosafety Level (BL) 3:
Time               Inspector
Preaward             Government designated Biosafety
Officer
Monthly            First line supervisor
Annual               Government designated Bisafety
Officer
3. For Biosafety Level (BL) 4:
Time               Inspector
Preaward             Government designated Biosafety
Officer
Monthly            First line supervisor
Semiannual           Government designated Biosafety
Officer
4. Copies of all biosafety inspection reports will be

                                                                DAMD17-03-C-0040
distributed as follows:
Original:
In the contractor's records (Retained for at least three years)
One copy to the following:
U.S. Army Medical Research and Materiel Command
ATTN: MCMR-RCQ-S
504 Scott Street
Fort Detrick, Maryland 21702-5012
U.S. Army Medical Research and Materiel Command
ATTN: MCMR-PLD
504 Scott Street
Fort Detrick, Maryland 21702-5012
U.S. Army Medical Research Acquisition Activity
ATTN: MCMR-AAA
820 Chandler Street
Fort Detrick, Maryland 21702-5014




PROHIBITION OF USE OF HUMAN SUBJECTS (NOV 2000) (USAMRAA)

Notwithstanding any other provisions contained in this award or incorporated by reference herein, the contractor is expressly forbidden to use or subcontract for the use of human subjects in any manner whatsoever. In the performance of this award, the contractor agrees not to come into contact with, use or employ, or subcontract for the use or employ of any human subjects for research, experimentation, tests or other treatment under the scope of work as set out in the award







USE OF LABORATORY ANIMALS (CONUS)(MAR 2002) (USAMRAA)

      a. The contractor or its subcontractors, are authorized to conduct research under this award involving laboratory animals for the following protocols:

      Protocol entitled, "Smallpox Antiviral Drug" submItted by Dr. Dennis Hruby for the use of mice,

      b. ANIMAL WELFARE

      (1) For those facilities that are required to do so by federal law, the contractor shall register its research facility with the Secretary of Agriculture in accordance with 7 U.S.C. 2136 and 9 CFR, Subchapter A, Part 2, Subpart C, and Section 2.30.

      (2) The contractor shall acquire regulated animals only from dealers licensed by the Secretary of Agriculture under 7 U.S.C. 2133 and 9 CFR, Subchapter A, Part 2, Subpart A, Sections 2.1 through 2.11, or from sources that are exempt from licensing under those sections.

      (3) The contractor agrees that the care and use of animals will conform

                                                                DAMD17-03-C-0040
with the pertinent laws of the United States and regulations of the Department of Agriculture (see 7 U.S.C. 2131 et.seq. and 9 CFR Subchapter A, Parts I through 4), and that the research will adhere to the principles set forth in the Guide for Care and Use of Laboratory Animals, National Research Council, 1996.

      (4) The Contracting Officer may immediately suspend, in whole or in part, work and further payments under this award for failure to comply with the requirements of paragraphs (1) through (3) of this clause.

            (a) The suspension will stay in effect until the contractor complies with the requirements.

            (b) Failure to complete corrective action within the time specified by the Contracting Officer may result in termination of this award and removal of the contractor's name from the list of facilities approved for funding.

      (5) The contractor may request registration of its facility and a current listing of licensed dealers from the Regional Office of the Animal and Plant Health Inspection Service (APHIS), United States Department of Agriculture
(USDA), for the region in which its research facility is located. The location of the appropriate APHIS regional office, as well as information concerning this program may be obtained by contacting the Senior Staff Officer, Animal Care Staff, USDA/APHIS, Animal Care, 4700 River Road, Unit 84, Riverdale, MD 20737-1234 (Phone number 301-734-4981 or email ace@usda.gov).

      (6) The contractor shall include this clause, including this paragraph
(6), in all subcontracts/subawards involving research of live vertebrate animals.

      c. POST-AWARD OVERSIGHT OF THE USE OF LABORATORY ANIMALS

      Post-award oversight of the use of laboratory animals shall be the responsibility of the contractor's Animal Care and Use Committee (ACUC). The Principal Investigator will notify the Contracting Officer in writing of any significant changes to the proposed use of animals which was the basis for award. These changes must be approved by the contractor's ACUC and the USAMRMC. In addition, the ACUC shall immediately notify the Contracting Officer of any violations of law, or regulation involving animal care, or of changes in the facility's accreditation status by the Association for the Assessment and Accreditation of Laboratory Animal Care, International (AAALAC).

      d. ANIMAL USE REPORTING

      (1) The contractor shall annually prepare and electronically submit the U.S. Army Medical Research and Materiel Command Animal Use Report detailing the use of animals in the research and development sponsored by the Army. The web site containing information for electronic submission of this report may be found at http://www.usamraa.army.mil.

      (2) A letter with additional instructions concerning use of the electronic web site will be mailed at the end of the fiscal year. The reporting period shall be each Federal Fiscal Year, i.e., 01 October through 30 September, and the report shall be electronically received by the U.S. Army Medical Research and Materiel Command no later than 1 December of that year.

      (3) For awards with expiration dates prior to 30 September, instructions for submission of the final animal use report may be found at http://www.usamraa.army.mil.

      (4) The contractor shall also furnish a copy of the most recent USDA Inspection Report. This report can be submitted via fax or mail to:

                                                                DAMD17-03-C-0040

                  Commander
                  U.S. Army Medical Research & Materiel Command
                  ATTN: MCMR-RCQ-AR
                  504 Scott Street
                  Fort Detrick MD 21702-5012
                  FAX:  (301) 619-4165

            (5) The contractor is responsible for ensuring that a separate U.S. Army Medical Research and Materiel Command Animal Use Report and USDA Inspection Report be submitted for any subcontract/subaward facility).




PROHIBITION OF USE OF HUMAN ANATOMICAL SUBSTANCES (NOV 2000) (USAMRAA)

Notwithstanding any other provisions contained in this award or incorporated by reference herein, the contractor is expressly forbidden to use or subcontract for the use of human anatomical substances in any manner whatsoever. In the performance of this award, the contractor agrees not to come into contact with, use or employ, or subcontract for the use or employ of any human anatomical substances for research, experimentation, tests or other treatment under the scope of work as set out in the award.



REPORTS, MANUSCRIPTS AND PUBLIC RELEASES (MAR 1999) (USAMRAA)

a. Contractors are encouraged to publish results of research supported by USAMRMC in appropriate media forum. Any publication, report or public release, which may create a statutory bar to the issuance of a patent on any subject invention, shall be coordinated with appropriate patent counsel.

b. Manuscripts intended for publication in any media shall be submitted to the COR, simultaneously with submission for publication. Review of such manuscripts is for comment to the Principal Investigator, not for approval or disapproval. Courtesy copies of the reprint shall be forwarded to the COR, even though publication may be subsequent to the expiration of the contract.

c. The contractor shall notify the Contracting Officer of planned news releases, planned publicity, advertising material concerning contract work, and planned presentations to scientific meetings prior to public release. This is not intended to restrict dissemination of research information but to allow the U.S. Army Medical Research and Materiel Command (USAMRMC) advance notice in order to adequately respond to inquiries.

d. Manuscripts, reports, public releases and abstracts, which appear in professional journals, media and programs, shall include the following statements:

(1) "This work is supported by the U.S. Army Medical Research and Materiel Command under Contract No. DAMD17-03-C-40."
(2) "The views, opinions and/or findings contained in this report are those of the author(s) and should not be construed as an official Department of the Army position, policy or decision unless so designated by other documentation."
(3) "In conducting research using animals, the investigator(s) adhered to the "Guide for the Care and Use of Laboratory Animals," prepared by the Committee on Care and Use of Laboratory Animals of the Institute of Laboratory Animal Resources, National Research Council (NIH Publication No. 86-23, Revised 1985)."
(4) "In the conduct of research where humans are the subjects, the investigator(s) adhered to the policies regarding the protection of human subjects as prescribed by 45 CFR 46 and 32 CFR 219 (Protection of Human Subjects)."

                                                                DAMD17-03-C-0040

(5) In conducting work involving the use of recombinant DNA the investigator(s) adhered to Guidelines for Research Involving Recombinant DNA Molecules; Notice, Federal Register, July 5, 1994, Volume 59, Number 127.

                                                                DAMD17-03-C-0040

Section E - Inspection and Acceptance

CLAUSES INCORPORATED BY REFERENCE

52.246-8          Inspection Of Research And Development Cost   MAY 2001
                  Reimbursement

                                                                DAMD17-03-C-0040

Section F - Deliveries or Performance

PERFORMANCE


      a. The period of performance for this contract is 1 January 2003 through 31 May 2007 (Research ends 31 December 2006). The research required by the statement of work in Section C shall be conducted during the period 1 Jan 2003 through 31 December 2006. The additional month is to allow sufficient time to complete the final reports.


CLAUSES INCORPORATED BY REFERENCE


52.242-15         Stop-Work Order             AUG 1989
52.247-34         F.O.B. Destination          NOV 1991


REPORTING REQUIREMENT

QUARTERLY REPORTS FORMAT (OCT 1992) (USAMRAA)

a. Quarterly reports are the most immediate and direct contact between the Principal Investigator (PI) and the Contracting Officer's Representative (COR). The reports provide the means for keeping this Command advised of developments and problems as the contract effort proceeds. The quarterly reports also provide a measure against which decisions on release of funding and on requests for supplements are made.

b. Quarterly reports shall be submitted for each three-month period of the contract beginning with the effective date of the contract. This requirement includes all three-month periods of the contract.

c. Copies of each report shall be submitted in the quantities indicated to the addresses shown below within fifteen (15) days after the end of each quarter. Internal Government distribution will be made by those offices.

     (1) Two (2) copies of the report to:
         U.S.Army Medical Research Institute for Infectious Diseases (USAMRIID)
         ATTN:  Dr. Jay Hooper
         1425 Porter Street
         Fort Detrick, MD 21702

     (2) Three (3) copies of the report to:
         Commander
         U.S. Army Medical Research and Materiel Command
         ATTN:  MCMR-RMI-S
         504 Scott Street
         Fort Detrick, MD 21702-5012

     (3) One (1) copy of the report to:
         Director
         U. S. Army Medical Research Acquisition Activity (USAMRAA)
         ATTN: MCMR-AAA-A
         820 Chandler Street
         Fort Detrick, MD 21702-5014

                                                                DAMD17-03-C-0040

d. Photocopies of the blank Quarterly report sample shown on the following page shall serve as the format. Each item of the report format shall be completed or addressed.

                                                                DAMD17-03-C-0040

                            Quarterly Report Format



1. Contract No.__________________________ 2. Report Date _________________

3. Reporting period from ________________ to _____________________________

4. PI____________________________________ 5. Telephone No. _______________

6. Institution__________________________________________________________________

7. Project Title: ______________________________________________________________

________________________________________________________________________________

8. Current staff, with percent effort of each on project.

________________________________% _____________________________%

________________________________% _____________________________%


9. Contract expenditures to date (as applicable):

                              This Qtr/Cumulative

Personnel______________________________/_____________________________

Travel_________________________________/_____________________________

Fringe Benefits________________________/_____________________________

Equipment______________________________/_____________________________

Supplies_______________________________/________________ Other__________________



                              This Qtr/Cumulative

Subtotal_______________________________/_____________________________

Indirect Costs_________________________/_____________________________

Fee____________________________________/_____________________________

Total:_________________________________/________________________ ____

10. Comments on administrative and logistical matters.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

11. Use additional page(s), as necessary, to describe scientific progress for the quarter in terms of the tasks or objectives listed in the statement of work for this contract. Explain deviations where this isn't possible. Include data where possible.

12. Use additional page(s) to present a brief statement of plans or milestones for the next quarter.

                                                                DAMD17-03-C-0040

RESEARCH TECHNICAL REPORTING REQUIREMENTS (NOV 2000) (USAMRAA)

Format Requirements for Annual/Final Reports

      a. Annual reports must provide a complete summary of the research accomplishments to date with respect to the approved Statement of Work. Journal articles can be substituted for detailed descriptions of specific aspects of the research, but the original articles must be attached to the report as an appendix and appropriately referenced in the text. The importance of the report to decisions relating to continued support of the research can not be overemphasized. A report shall be submitted within 30 calendar days of the anniversary date of the award (a final report will be submitted upon completion of the research (last year of the award)).

      b. A final report summarizing the entire research effort, citing data in the annual reports and appended publications shall be submitted at the end of the award performance period. The final report will provide a complete reporting of the research findings. Journal publications can be substituted for detailed descriptions of specific aspects of the research, but an original copy of each publication must be attached as an appendix and appropriately referenced in the text. All final reports must include a bibliography of all publications and meeting abstracts and a list of personnel (not salaries) receiving pay from the research effort.

      c. Although there is no page limitation for the reports, each report shall be of sufficient length to provide a thorough description of the accomplishments with respect to the approved Statement of Work. Submission of an original and two copies of the report are required. Reports shall be forwarded to:

                  Commander
                  U.S. Army Medical Research and Materiel Command
                  ATTN: MCMR-RMI-S
                  504 Scott Street Fort Detrick,
                  Maryland 21702-5012

      d. All reports shall have the following elements in this order: front cover, Standard Form (SF 298), table of contents, introduction, body, key research accomplishments, reportable outcomes, conclusions, references, and appendices. Pages shall be consecutively numbered throughout the report. DO NOT RENUMBER PAGES IN THE APPENDICES BUT DO INCLUDE THE APPENDICES IN THE PAGE COUNT IN BLOCK 15 ON THE SF 298. Mark all pages of the report which contain proprietary or unpublished data that should be protected. DO NOT USE THE WORD "CONFIDENTIAL" WHEN MARKING DOCUMENTS. Indicate in your letter accompanying the report that the report contains proprietary or unpublished data, and that the distribution statement should indicate the limitations of the report.

FRONT COVER: Sample front cover provided at http://mrmc-www.army.mil. The Accession Document (AD) Number should remain blank.

STANDARD FORM 298: Sample SF 298 provided at http://mrmc-www.army.mil. Go to site index and click on Research Reports and click on SF298 for a copy. The abstract in Block 13 must state the purpose, scope, major findings and be an up-to-date report of the progress in terms of results and significance. Subject terms are keywords that may have previously assigned to the proposal abstract or are keywords that may be significant to the research. The number of pages shall include all pages that have printed data (including the front cover, SF 298, table of contents, and all appendices). Please count pages carefully to ensure legibility and that there are no missing pages as this delays processing of reports. Page numbers should be typed: please do not hand number pages.

TABLE OF CONTENTS: Sample table of contents provided at http://mrmc-www.army.mil.

INTRODUCTION: Narrative that briefly (one paragraph) describes the subject, purpose and scope of the research.

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                                                                DAMD17-03-C-0040

BODY: This section of the report shall describe the research accomplishments associated with each task outlined in the approved Statement of Work. Data presentation shall be comprehensive in providing a complete record of the research findings for the period of the report. Appended publications and/or presentations may be substituted for detailed descriptions but must be referenced in the body of the report. If applicable, for each task outlined in the Statement of Work, reference appended publications and/or presentations for details of result findings and tables and/or figures. The report shall include negative as well as positive findings. Include problems in accomplishing any of the tasks. Statistical tests of significance shall be applied to all data whenever possible. Figures and graphs referenced in the text may be embedded in the text or appended. Figures and graphs can also be referenced in the text and appended to a publication. Recommended changes or future work to better address the research topic may also be included, although changes to the original Statement of Work must be approved by the Grants Officer. This approval must be obtained prior to initiating any change to the original Statement of Work.

KEY RESEARCH ACCOMPLISHMENTS: Bulleted list of key research accomplishments emanating from this research.

REPORTABLE OUTCOMES: Provide a list of reportable outcomes that have resulted from this research to include:

                  manuscripts, abstracts, presentations; patents and licenses applied for and/or issued; degrees obtained that are supported by this award; development of cell lines, tissue or serum repositories; infomatics such as databases and animal models, etc.; funding applied for based on work supported by this award; employment or research opportunities applied for and/or received based on experience/training supported by this award.

CONCLUSIONS: Summarize the results to include the Importance and/or implications of the completed research and when necessary, recommend changes on future work to better address the problem. A "so what section" which evaluates the knowledge as a scientific or medical product shall also be included in the conclusion of the report.

REFERENCES: List all references pertinent to the report using a standard journal format (i.e. format used in Science, Military Medicine, etc.).

APPENDICES: Attach all appendices that contain information that supplements, clarifies or supports the text. Examples include original copies of journal articles, reprints of manuscripts and abstracts, a curriculum vitae, patent applications, study questionnaires, and surveys, etc.

BINDING: Because all reports are entered into the Department of Defense Technical Reports database collection and are microfiched, it is recommended that all reports be bound by stapling the pages together in the upper left hand corner. All original reports shall be legible and contain original photos/illustrations. Figures shall include figure legends and be clearly marked with figure numbers.



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                                                                DAMD17-03-C-0040

Section G - Contract Administration Data




ACCOUNTING AND APPROPRIATION DATA


AA: 97204002601074811930603384BPO255YP1FFKAW23RYX2331N643FFKAP1018064
AMOUNT:           $364,642.00



CLAUSES INCORPORATED BY FULL TEXT


INCREMENTAL FUNDING (MAR 1999) (USAMRAA)

a. It is estimated that the total cost to the Government for the full performance of this contract for the period 1 January 2003 to 31 May 2007 will be $1,640,883.00 There have been funds allotted for reimbursement of allowable costs, and applicable fee, incurred in the performance of this contract in the amount of only $364,642.00. It is estimated that such funded amount shall be sufficient to cover allowable expenses for the period 1 Jan 2003 to 31 Dec 2004. The amount of the funds currently allotted may be increased by the Contracting Officer without further concurrence of the contractor. It is estimated that the remaining funds will be made available in accordance with the following schedule:
Amount                                      On or about

$413,424                                    1 January 2004
$436,376                                    1 January 2005
$426,441                                    1 January 2006

b. Pending the availability of additional funds, performance by the contractor shall be governed by the contract clause entitled "Limitation of Funds", FAR 52.232-22.




VOUCHERS (MAR 1999) (USAMRAA)

a. The Contractor shall submit an original and one copy of public vouchers (SF
1034) not less frequently than monthly to U.S. Army Medical Research Acquisition Activity (USAMRAA), Attn: Shelley Marken, 820 Chandler Street, Fort Detrick, MD 21702-5014 for review and forwarding for payment.

b. Voucher categories shall adhere to budget categories listed in the negotiated budget used for funding the contract. All vouchers shall state the total amount claimed and the subtotals claimed in the following types of categories: salaries and wages, overhead stating percentage and base, travel, equipment, supplies, and any other categories used in the negotiated budget. Suitable detailed support for amounts claimed shall be shown on continuation sheets. For instance, direct labor costs should include number of hours worked by individual, hourly rate, and total. Travel costs should include number of trips, public carrier rates, per diem costs, incidental costs, etc.

c. Cumulative totals of expenditures in each category shall also be shown.

d. Each voucher submitted must state the period of performance. Each voucher submitted must request payment for only those man-hours or cost expenditures incurred in that period.

e. The Contracting Officer shall be notified immediately in the event a budget category is expected to deviate from the negotiated budget.

f. The completion voucher shall be submitted by the Contractor to the Contracting Officer.


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                                                                DAMD17-03-C-0040

TRAVEL (MAR 1999) (USAMRAA)

a. Approval of Foreign Travel. The cost of foreign travel is allowable only when the specific written approval of the Contracting Officer or Contract Specialist responsible for administration of the contract is obtained prior to commencing the trip. Approval must be requested at least 30 days before the scheduled departure date in order that all necessary clearances may be processed. Each individual trip must be approved separately even though it may have been included in a previously approved budget. Foreign travel is defined as any travel outside of Canada and the United States and its territories and possessions.
b. Domestic/local travel shall take place in accordance with Department of Defense Joint Travel Regulations (JTR). Documentation showing dates and mileage for such travel shall be maintained and furnished in support of invoice claiming reimbursement.




PROPERTY REPORTING (COMMERCIAL) (MAR 1999) (USAMRAA)

The designated property administrator for Government property acquired for use under this contract is the Contract Specialist, US Army Medical Research Acquisition Activity, Fort Detrick, MD 21702-5014. The contractor shall furnish the designated property administrator report, (i.e. DD FORM 1662, DOD Property in the Custody of Contractors).
a. Interim Inventories - Annually, as of 30 September, report due 10 October, each year.
b. Final Inventory - When the contract expires.


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                                                                DAMD17-03-C-0040


Section I - Contract Clauses

CLAUSES INCORPORATED BY REFERENCE

52.202-1          Definitions                                                      DEC 2001
52.203-3          Gratuities                                                       APR 1984
52.203-5          Covenant Against Contingent Fees                                 APR 1984
52.203-6          Restrictions On Subcontractor Sales To The Government            JUL 1995
52.203-7          Anti-Kickback Procedures                                         JUL 1995
52.203-8          Cancellation, Rescission, and Recovery of Funds for Illegal or   JAN 1997
                  Improper Activity
52.203-10         Price Or Fee Adjustment For Illegal Or Improper Activity         JAN 1997
52.203-12         Limitation On Payments To Influence Certain Federal              JUN 1997
                  Transactions
52.204-4          Printed or Copied Double-Sided on Recycled Paper                 AUG 2000
52.208-8          Helium Requirement Forecast And Required Sources For             APR 2002
                  Helium
52.209-6          Protecting the Government's Interest When Subcontracting         JUL 1995
                  With Contractors Debarred, Suspended, or Proposed for
                  Debarment
52.215-2 Alt III  Audit and RJUN 1999Negotiation (Jun 1999) Alternate III
52.216-7          Allowable Cost And Payment                                       FEB 2002
52.216-11         Cost Contract--No Fee                                            APR 1984
52.222-3          Convict Labor                                                    AUG 1996
52.222-21         Prohibition Of Segregated Facilities                             FEB 1999
52.222-26         Equal Opportunity                                                APR 2002
52.223-6          Drug Free Workplace                                              MAY 2001
52.223-14         Toxic Chemical Release Reporting                                 OCT 2000
52.225-13         Restrictions on Certain Foreign Purchases                        JUL 2000
52.228-7          Insurance--Liability To Third Persons                            MAR 1996
52.232-9          Limitation On Withholding Of Payments                            APR 1984
52.232-17         Interest                                                         JUN 1996
52.232-22         Limitation Of Funds                                              APR 1984
52.232-25 Alt I   Prompt Payment (Feb 2002) Alternate I                            FEB 2002
52.232-33         Payment by Electronic Funds Transfer--Central Contractor         MAY 1999
                  Registration
52.233-1          Disputes                                                         JUL 2002
52.233-3 Alt I    Protest After Award (Aug 1996) - Alternate I                     JUN 1985
52.242-13         Bankruptcy                                                       JUL 1995
52.243-2 Alt V    Changes--Cost-Reimbursement (Aug 1987) - Alternate V             APR 1984
52.249-6          Termination (Cost Reimbursement)                                 SEP 1996
52.249-14         Excusable Delays                                                 APR 1984
52.253-1          Computer Generated Forms                                         JAN 1991
252.203-7001      Prohibition On Persons Convicted of Fraud or Other Defense-      MAR 1999
                  Contract-Related Felonies
252.204-7003      Control Of Government Personnel Work Product                     APR 1992
252.204-7004      Required Central Contractor Registration                         NOV 2001
252.209-7004      Subcontracting With Firms That Are Owned or Controlled By        MAR 1998
                  The Government of a Terrorist Country
252.225-7012      Preference For Certain Domestic Commodities                      APR 2002
252.225-7026      Reporting Of Contract Performance Outside The United             JUN 2000
                  States
252.227-7034      Patents--Subcontracts                                            APR 1984


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                                                                DAMD17-03-C-0040


252.227-7039      Patents--Reporting Of Subject Inventions                         APR 1990
252.235-7011      Final Scientific or Technical Report                             SEP 1999
252.243-7001      Pricing Of Contract Modifications                                DEC 1991
252.243-7002      Requests for Equitable Adjustment                                MAR 1998
252.244-7000      Subcontracts for Commercial Items and Commercial                 MAR 2000
                  Components (DoD Contracts)
252.247-7023      Transportation of Supplies by Sea                                MAY 2002
252.247-7024      Notification Of Transportation Of Supplies By Sea                MAR 2000


CLAUSES INCORPORATED BY FULL TEXT


52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

www.usamraa.army.mil

(End of clause)



52.252-6 AUTHORIZED DEVIATIONS IN CLAUSES (APR 1984)

(a) The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the date of the clause.

b. The use in this solicitation or contract of any Defense Federal Acquisition Regulation Supplement (48 CFR Chapter 2) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the name of the regulation.




252.235-7002 ANIMAL WELFARE. (DEC 1991)

(a) The Contractor shall register its research facility with the Secretary of Agriculture in accordance with 7 U.S.C. 2316 and 9 CFR subpart C, and 2.30, and furnish evidence of such registration to the Contracting Officer before beginning work under this contract.

(b) The Contractor shall acquire animals only from dealers licensed by the Secretary of Agriculture under 7 U.S.C. 2133 and 9 CFR subpart A, 2.1 through 2.11, or from sources that are exempt from licensing under those sections.

(c) The Contractor agrees that the care and use of animals will conform with the pertinent laws of the United States and regulations of the Department of Agriculture (see 7 U.S.C. 2131 et. seq. and 9 CFR subchapter A, parts 1 through
4).

(d) The Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract for failure to comply with the requirements of paragraphs (a) through (c) of this clause.

(1) The suspension will stay in effect until the Contractor complies with the requirements.

                                                                DAMD17-03-C-0040

(2) Failure to complete corrective action within the time specified by the Contracting Officer may result in termination of this contract and removal of the Contractor's name from the list of contractors with approved Public Health Service Welfare Assurances.

(e) The Contractor may request registration of its facility and a current listing of licensed dealers from the Regional Office of the Animal and Plant Health Inspection Service (APHIS), United States Department of Agriculture
(USDA), for the region in which its research facility is located. The location of the appropriate APHIS regional office, as well as information concerning this program may be obtained by contacting the Senior Staff Officer, Animal Care Staff, USDA/APHIS, Federal Center Building, Hyausville, MD 20782.

(f) The Contractor shall include this clause, including this paragraph (f), in all subcontracts involving research of live vertebrate animals.


252.235-7010 Acknowledgment of Support and Disclaimer. (MAY 1995)

(a) The Contractor shall include an acknowledgment of the Government's support in the publication of any material based on or developed under this contract, stated in the following terms: This material is based upon work supported by the U.S. Army Medical Research Acquisition Activity (USAMRAA) under Contract No. DAMD17-03-C-0040..

(b) All material, except scientific articles or papers published in scientific journals, must, in addition to any notices or disclaimers by the Contractor, also contain the following disclaimer: Any opinions, findings and conclusions or recommendations expressed in this material are those of the author(s) and do not necessarily reflect the views of the USAMRAA.